PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated February 27, 2003)

Principal Protected Notes

UBS AG $14,500,000 NOTES LINKED TO AN INDEX BASKET DUE DECEMBER 31, 2010

Issuer (Booking Branch):         UBS AG (Jersey Branch)

Maturity Date:                   December 31, 2010 (an investment term of 4
                                 years 9 months)

No Interest Payments:            We will not pay you interest during the term of
                                 the Notes.

Index Basket:                    The Index Basket (the "Basket") is composed of
                                 two indices (the "Basket Indices"). The Basket
                                 Indices and their weightings in the Basket are as follows:

                                 BASKET INDICES                          WEIGHTS
                                 -----------------------------------------------
                                 Dow Jones EURO STOXX 50(SM) Index ("DJ EURO
                                 STOXX Index") ............................ 65%
                                 FTSE(TM) 100 Index ("FTSE 100 Index") .... 35%

Payment at Maturity:             At maturity, you will receive a cash payment
                                 per $10 principal amount of your Notes equal to the GREATER of:

                                    (i)   $10

                                    OR

                                    (ii)  $10 + ($10 x (Participation Rate x
                                                        Basket Return)).

                                 See "Specific Terms of the Notes--Payment at
                                 Maturity" beginning on page S-22.

Participation Rate:              100%

Basket Return:                   Basket Ending Level - Basket Starting Level
                                 -------------------------------------------
                                            Basket Starting Level

Basket Starting Level:           100

Basket Ending Level:             The Basket Ending Level will be calculated as
                                 follows:

                                 100 x (1+ (65% of the DJ EURO STOXX Index
                                 Return + 35% of the FTSE 100 Index Return))

                                 See "What are the steps to calculate payment at maturity" on page S-4 for information concerning the calculation of the return on each Basket Index.

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

CUSIP Number:                    G91654452

SEE "RISK FACTORS" BEGINNING ON PAGE S-7 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note .............       100%              3%               97%
Total ................    $14,500,000       $435,000        $14,065,000

UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.
Prospectus Supplement dated March 27, 2006

                                                                      [UBS LOGO]

Prospectus Supplement Summary


THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Notes are medium-term notes issued by UBS, offering full principal protection and 100% of any appreciation of the Basket. The return on the Notes is linked to the performance of the Basket, which in turn is based on the performance of two indices (each a "Basket Index" and together, the "Basket Indices").

The Basket Indices and their relative weightings are set forth below:

                  BASKET INDICES                                       WEIGHTS
                  -------------------------------------------------------------
                  Dow Jones EURO STOXX 50(SM) Index ("DJ EURO
                  STOXX Index") ......................................   65%
                  FTSE 100 Index ("FTSE 100 Index") ..................   35%

The relative weights of the Basket Indices will not change over the term of the Notes.

The DJ EURO STOXX Index is a stock index maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The DJ EURO STOXX Index is reported by Bloomberg L.P. under ticker symbol "SX5E."

The FTSE 100 Index is a capitalization-weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange. The index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is reported by Bloomberg L.P. under the ticker symbol "UKX".

For further information concerning the Basket Indices, see "The Indices" beginning on page S-13.

At maturity, the cash payment per $10 principal amount of the Notes will be equal to the GREATER of:

      (i)$10

         OR

      (ii)$10 + ($10 x (Participation Rate x Basket Return)).

The "Participation Rate" will equal 100% of any appreciation in the Basket over the term of the Notes. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

The "Basket Return," which may be positive or negative, will be calculated as follows:

          Basket Return = Basket Ending Level - Basket Starting Level
                          -------------------------------------------
                                     Basket Starting Level

The "Basket Starting Level" will equal 100 and the "Basket Ending Level" will be calculated as follows:

                    100 x (1+ (65% of the DJ EURO STOXX Index
                   Return + 35% of the FTSE 100 Index Return))

The return on each Basket Index over the term of the Notes will be based on the appreciation or depreciation in the level of the respective Basket Index on March 27, 2006 (the "trade date") relative to December 23, 2010 (the "final valuation date").

We will not pay you interest during the term of the Notes.

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-22.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the opportunity for 100% participation in the potential appreciation in the level of the Basket from the trade date relative to the final valuation date. You will receive 100% of any Basket gains at maturity.

> PRESERVATION OF CAPITAL--You will receive at least $10 per $10 principal amount of your Notes if you hold the Notes to maturity, regardless of the performance of the Basket.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-7.

> PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--You should be willing to hold your Notes to maturity. You will be entitled to receive at least the full principal amount of your Notes only if you hold your Notes to maturity. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a loss.

> MARKET RISK--The return on the Notes, which may be positive or negative, is linked to the performance of the Basket Indices, and will depend on whether, and the extent to which, the Basket Return is positive or negative.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the securities included in the DJ EURO STOXX Index (the "DJ EURO STOXX Index Constituent Stocks") and the FTSE 100 Index Constituent Stock (the "FTSE 100 Index Constituent Stocks"), and together with the DJ EURO STOXX Index Constituent Stocks, the "Basket Constituent Stocks").

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market will develop for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment with a return linked to the performance of the Basket Indices.

> You seek an investment that offers full principal protection on the Notes when held to maturity.

>    You are willing to hold the Notes to maturity.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

>    You do not seek exposure to any of the European equity markets.

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income from your investments.

>    You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes will be treated as a single debt instrument subject to special rules governing contingent debt instruments for United States federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Notes over their term based upon a comparable yield of the Notes, even though you will not receive any payments from us until maturity. Your cost basis in your Notes will be increased by the amount you are required to include in income. We have determined that the comparable yield is equal to 5.15% per annum, compounded semiannually. This comparable yield is neither a prediction nor a guarantee of what the actual payment at maturity will be, or that the actual payment at maturity will even exceed the full principal amount.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including tax consequences applicable to non-United States persons and persons who purchase the Notes in the secondary market, please see the discussion under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-30.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

Step 1: Calculate the DJ EURO STOXX Index Return and the FTSE 100 Index Return.
--------------------------------------------------------------------------------

The "DJ EURO STOXX Index Return" is calculated based on the closing level of the DJ EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

DJ EURO STOXX Index Return = DJ EURO STOXX Index Ending Level - DJ EURO STOXX
                                        Index Starting Level
                             -------------------------------------------------
                                   DJ EURO STOXX Index Starting Level

where the DJ EURO STOXX Index Starting Level is 3,827.93 and the DJ EURO STOXX Index Ending Level will be the closing level of the DJ EURO STOXX Index on the final valuation date.

The "FTSE 100 Index Return" is calculated based on the closing level of the FTSE 100 Index on the trade date relative to the final valuation date and is calculated as follows:

           FTSE 100 Index Return = FTSE 100 Index Ending Level - FTSE 100 Index
                                                Starting Level
                                   ---------------------------------------------
                                         FTSE 100 Index Starting Level

where the FTSE 100 Index Starting Level is 5,972.2 and the FTSE 100 Index Ending Level will be the closing level of the FTSE 100 Index on the final valuation date.

Step 2: Calculate the Basket Ending Level.
------------------------------------------

The Basket Ending Level will be calculated as follows:

               100 x (1+ (65% of the DJ EURO STOXX Index Return +
                       35% of the FTSE 100 Index Return))

Step 3: Calculate the Basket Return.
------------------------------------

The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

            Basket Return = Basket Ending Level - Basket Starting Level
                            -------------------------------------------
                                    Basket Starting Level

The Basket Starting Level is 100.

Step 4: Calculate the Payment at Maturity.
------------------------------------------

At maturity, the cash payment per $10 principal amount of the Notes will be equal to the GREATER of:

      (i)  $10

           OR

      (ii) $10 + ($10 x (Participation Rate x Basket Return)).

The Participation Rate will equal 100% of any appreciation in the Basket over the term of the Notes. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

HYPOTHETICAL EXAMPLES OF HOW THE NOTES PERFORM AT MATURITY

The examples below are based on the following assumptions:

  Initial Investment:                          $10.00
  Basket Starting Level:                       100
  Principal Protection:                        100% at maturity
  Participation Rate:                          100%
  Term:                                        4 years 9 months

--------------------------------------------------------------------------------
  EXAMPLE 1 -- THE BASKET RETURN IS UP 40%

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Return is 40%, the investor would receive at maturity the principal amount of each Note plus a payment equal to 100% of the positive Basket Return, as set forth below:

   At maturity, you will receive a cash payment equal to the GREATER of:

   (i)  $10.00                                                      $10.00
        OR
   (ii) $10.00 + ($10.00 x (100% x Basket Return))
        $10.00 + ($10.00 x (100% x 40%))                            $14.00

  INVESTOR RECEIVES $14.00 AT MATURITY FOR EACH NOTE (A 40% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   Principal amount =                                               $10.00
        PLUS
   Principal amount x Basket Return
   $10.00 x 40% =                                                   $ 4.00
                                                                    ------
                                                         TOTAL:     $14.00
                                                                    ======

INVESTOR WOULD RECEIVE $14.00 ON A $10.00 DIRECT INVESTMENT IN THE BASKET (A 40% TOTAL RETURN).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  EXAMPLE 2 - THE BASKET RETURN IS DOWN 40%

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Return is -40%, the investor would receive at maturity only the principal amount of each Note.

   At maturity, you will receive a cash payment equal to the GREATER of:

   (i)  $10.00                                                      $10.00
        OR
   (ii) $10.00 + ($10.00 x (100% x Basket Return))
        $10.00 + ($10.00 x (100% x -40%))                           $ 6.00

  INVESTOR RECEIVES $10.00 AT MATURITY FOR EACH NOTE (A 0% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   Principal amount =                                               $10.00
        PLUS
   Principal amount x Basket Return
   $10.00 x (-40%) =                                               -$ 4.00
                                                                    ------
                                                         TOTAL:     $ 6.00
                                                                    ======

INVESTOR WOULD RECEIVE $6.00 ON A $10.00 DIRECT INVESTMENT IN THE BASKET (A -40% TOTAL RETURN).
--------------------------------------------------------------------------------

  HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

The table and graph below represent the hypothetical performance of an investment in the Notes compared to an investment, 65% of which is composed of the DJ EURO STOXX Index, and 35% of which is composed of the FTSE 100 Index.

  ASSUMPTIONS:
--------------------------------------------------------------------------------
  Principal Amount:                            $10.00
  Basket Starting Level                        100
  Principal Protection:                        100% at maturity
  Participation Rate:                          100%
  Basket Performance:                          100% to -100%
  Term:                                        4 years 9 months
--------------------------------------------------------------------------------



                 100% OF                            PAYMENT AT
                 POSITIVE                            MATURITY
    BASKET        BASKET            RETURN            ($10 +
    RETURN*       RETURN*          ON NOTE*       RETURN ON NOTE)*

------------------------------------------------------------------
     100%        100.0%            $10.00              $20.00
      90%         90.0%              $9.00             $19.00
      80%         80.0%              $8.00             $18.00
      70%         70.0%              $7.00             $17.00
      60%         60.0%              $6.00             $16.00
      50%         50.0%              $5.00             $15.00
      40%         40.0%              $4.00             $14.00
      30%         30.0%              $3.00             $13.00
      20%         20.0%              $2.00             $12.00
      10%         10.0%              $1.00             $11.00
------------------------------------------------------------------
       0%          0.0%              $0.00             $10.00
------------------------------------------------------------------
     -20%          0.0%              $0.00             $10.00
     -40%          0.0%              $0.00             $10.00
     -60%          0.0%              $0.00             $10.00
     -80%          0.0%              $0.00             $10.00
    -100%          0.0%              $0.00             $10.00


* Percentages have been rounded for ease of analysis

[GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Risk Factors


The return on the Notes is linked to the performance of the Dow Jones EURO STOXX 50(R) Index (the "DJ EURO STOXX Index") and the FTSE(TM) 100 Index ("FTSE 100 Index", and together with the DJ EURO STOXX Index the "Basket Indices"). Investing in the Notes is not equivalent to a direct investment in the Basket Indices. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL IS PROTECTED ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You will receive at least the minimum payment of 100% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your Notes sold. You should be willing to hold your Notes to maturity.

THE BASKET IS COMPOSED OF THE TWO BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Notes are linked to the performance of a Basket, 65% of which is composed of the DJ EURO STOXX Index and 35% of which is composed of the FTSE 100 Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a 9% DJ EURO STOXX Index Return would be completely offset by a -17% FTSE 100 Index Return, resulting in no appreciation of your principal.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS.

The return on your Notes may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Basket increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Notes declines.

CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of STOXX limited (a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange) (the "DJ EURO STOXX Index Sponsor) with respect to the EURO STOXX Index and FTSE International Limited (the "FTSE 100 Index Sponsor") with respect to the FTSE 100 Index, the DJ EURO STOXX Index Sponsor and the FTSE 100 Index Sponsor are collectively referred to as the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its

RISK FACTORS
--------------------------------------------------------------------------------

respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Basket Ending Level is not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of the Issuer--may determine the Basket Ending Level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not receive principal protection.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the level of the Basket Indices on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of each Basket Index (i.e., the frequency and magnitude of changes in the level of each Basket Index);

>    the composition of each Basket Index and changes to its constituent stocks;

>    the market prices of the Basket Constituent Stocks;

> the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Notes, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Notes);

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

> interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

>    the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, or judicial events that affect the level of the Basket or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

>    the creditworthiness of UBS.

RISK FACTORS
--------------------------------------------------------------------------------

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET INDICES DURING THE TERM OF THE NOTES.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-28, UBS or its affiliates may hedge their obligations under the Notes by purchasing Basket Constituent Stocks, futures or options on Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices, and they may adjust these hedges by, among other things, purchasing or selling Basket Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in Basket Constituent Stocks and other investments relating to Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders' interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Moreover, UBS and UBS Securities LLC have

RISK FACTORS
--------------------------------------------------------------------------------

published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Basket Constituent Stocks and one or more of the Basket Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Notes.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of Basket Constituent Stocks may have.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-13) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-23 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-26. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Basket Indices and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

UBS's affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-27. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on a day when the calculation agent will determine the Basket Ending Level for a particular Basket Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

RISK FACTORS
--------------------------------------------------------------------------------

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE BASKET ENDING LEVEL FOR A PARTICULAR BASKET INDEX OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket Ending Level for the Basket may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Basket Ending Level for the Basket is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-23.

THE BASKET RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE BASKET INDICES.

Although some of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Notes. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-22.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

Some of the Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. securities markets are subject to political, economic, financial and social factors that may apply in that geographical region. These factors, which could negatively affect the securities markets of countries in the region, include the possibility of recent or future changes in the economic and fiscal policies of governments in the region, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to companies or investments in equity securities in non-U.S. countries, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain non-U.S. securities

RISK FACTORS
--------------------------------------------------------------------------------

markets may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

--------------------------------------------------------------------------------

The Indices


THE DOW JONES EURO STOXX 50(SM) INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50(SM) Index (the "DJ EURO STOXX Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "DJ EURO STOXX Index Sponsor"). The DJ EURO STOXX Index Sponsor owns the copyright and all other rights to the DJ EURO STOXX Index. The DJ EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the DJ EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The DJ EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The DJ EURO STOXX Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector indices. The Dow Jones EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 17 European countries. The DJ EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The DJ EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones
STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the DJ EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the DJ EURO STOXX Index Sponsor's Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the DJ EURO STOXX Index ranked between 41 and 60 are added as DJ EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the DJ EURO STOXX Index contains 50 stocks. The DJ EURO STOXX Index composition is reviewed annually in September and is subject to change.

The DJ EURO STOXX Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the DJ EURO STOXX Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the DJ EURO STOXX Index Constituent Stocks.

The DJ EURO STOXX Index is denominated in Euros. The DJ EURO STOXX Index Return will be calculated based on the closing levels of the DJ EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

STOCKS INCLUDED IN THE DJ EURO STOXX INDEX

According to publicly available information as of March 27, 2006, securities comprising the DJ EURO STOXX Index (the "DJ EURO STOXX Index Constituent Stocks") consist of the companies listed below. The weighting of each of the DJ EURO STOXX Index Constituent Stocks within the DJ EURO STOXX Index is also provided.

THE INDICES
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NAME                                        COUNTRY                 SECTOR                          % WEIGHT
-------                                   -----------              ---------                        -----------
Total SA                                  France                  Energy                                6.38%
Sanofi-Aventis                            France                  Consumer, Non-cyclical                4.03%
Banco Santander Central Hispano SA        Spain                   Financial                             3.86%
Nokia OYJ                                 Finland                 Communications                        3.57%
BNP Paribas                               France                  Financial                             3.33%
ING Groep NV                              Netherlands             Financial                             3.27%
E.ON AG                                   Germany                 Utilities                             3.22%
Siemens AG                                Germany                 Industrial                            3.20%
UniCredito Italiano SpA                   Italy                   Financial                             3.12%
ENI SpA                                   Italy                   Energy                                2.97%
Banco Bilbao Vizcaya Argentaria SA        Spain                   Financial                             2.93%
Telefonica SA                             Spain                   Communications                        2.92%
Allianz AG                                Germany                 Financial                             2.81%
Societe Generale                          France                  Financial                             2.58%
ABN AMRO Holding NV                       Netherlands             Financial                             2.47%
Deutsche Bank AG                          Germany                 Financial                             2.47%
AXA SA                                    France                  Financial                             2.32%
Daimlerchrysler Ag                        Germany                 Consumer, Cyclical                    2.23%
Suez SA                                   France                  Utilities                             1.98%
Fortis                                    Belgium                 Financial                             1.95%
Deutsche Telekom AG                       Germany                 Communications                        1.90%
SAP AG                                    Germany                 Technology                            1.88%
Assicurazioni Generali SpA                Italy                   Financial                             1.77%
BASF AG                                   Germany                 Basic Materials                       1.70%
Koninklijke Philips Electronics NV        Netherlands             Industrial                            1.70%
Vivendi Universal SA                      France                  Communications                        1.70%
RWE AG                                    Germany                 Utilities                             1.68%
Unilever NV                               Netherlands             Consumer, Non-cyclical                1.67%
France Telecom SA                         France                  Communications                        1.64%
Enel SpA                                  Italy                   Utilities                             1.48%
Carrefour SA                              France                  Consumer, Non-cyclical                1.36%
Telecom Italia SpA                        Italy                   Communications                        1.36%
Endesa SA                                 Spain                   Utilities                             1.31%
Bayer AG                                  Germany                 Basic Materials                       1.30%
Muenchener Rueckversicherungs AG          Germany                 Financial                             1.24%
Groupe Danone                             France                  Consumer, Non-cyclical                1.24%
Repsol YPF SA                             Spain                   Energy                                1.18%
Aegon NV                                  Netherlands             Financial                             1.12%
Credit Agricole SA                        France                  Financial                             1.12%
L'Oreal SA                                France                  Consumer, Non-cyclical                1.09%
Iberdrola SA                              Spain                   Utilities                             1.08%
LVMH Moet Hennessy
Louis Vuitton SA                          France                  Diversified                           1.06%
Cie de Saint-Gobain                       France                  Industrial                            1.01%
Air Liquide                               France                  Basic Materials                       0.95%
Alcatel SA                                France                  Communications                        0.93%
Renault SA                                France                  Consumer, Cyclical                    0.88%
Allied Irish Banks Plc                    Ireland                 Financial                             0.85%
Sanpaolo IMI SpA                          Italy                   Financial                             0.84%
Lafarge SA                                France                  Industrial                            0.77%
Koninklijke Ahold NV                      Netherlands             Consumer, Non-cyclical                0.57%

THE INDICES
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HISTORICAL CLOSING LEVELS OF THE DJ EURO STOXX INDEX

Since its inception, the DJ EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the DJ EURO STOXX Index during any period shown below is not an indication that the value of the DJ EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the DJ EURO STOXX Index do not give an indication of the future performance of the DJ EURO STOXX Index. UBS cannot make any assurance that the future performance of the DJ EURO STOXX Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the DJ EURO STOXX Index as of March 27, 2006 was 3,827.93.

The graph below illustrates the performance of the DJ EURO STOXX Index from January 30, 1987 through March 27, 2006.

[THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE]

           1987        859.08
                       840.97
                       869.44
                       881.46
                       866.41
                        905.3
                       955.83
                       951.06
                       930.71
                       730.75
                       658.03
                       648.13
           1988        635.95
                       708.88
                       701.56
                       710.55
                       711.12
                       760.54
                       780.03
                       761.63
                       809.03
                       837.84
                       828.32
                       861.36
           1989        880.79
                       852.86
                       883.82
                       901.71
                       923.42
                       953.51
                       997.91
                       1038.1
                      1032.57
                       970.43
                      1023.52
                      1098.49
           1990       1069.92
                      1048.91
                      1115.39
                      1087.94
                      1116.83
                      1120.33
                      1116.48
                       962.15
                       845.96
                       889.57
                       872.81
                       858.72
           1991        871.77
                       959.23
                       982.08
                      1002.08
                      1045.52
                      1003.15
                      1000.94
                      1016.62
                         1007
                      1003.13
                       985.85
                         1000
           1992       1045.71
                      1082.35
                      1060.78
                      1085.06
                      1105.18
                      1056.93
                       988.96
                       951.68
                       968.58
                       980.05
                      1012.37
                      1033.51
           1993       1043.55
                      1128.36
                      1140.82
                      1114.25
                      1113.68
                      1157.58
                      1236.14
                      1321.88
                      1285.92
                      1359.41
                      1326.28
                      1433.34
           1994       1456.88
                      1396.06
                      1365.74
                      1427.37
                      1358.74
                       1284.6
                       1373.6
                      1397.12
                      1302.53
                      1327.67
                      1323.35
                      1320.59
           1995       1296.71
                      1312.78
                      1300.13
                      1346.68
                      1377.67
                      1362.52
                      1435.52
                      1432.86
                       1419.6
                      1407.17
                       1455.1
                      1506.82
           1996       1611.05
                      1595.64
                      1612.24
                      1671.13
                      1673.76
                       1665.9
                      1590.93
                      1601.43
                      1694.51
                      1700.54
                      1817.95
                      1850.32
           1997       2005.36
                      2077.22
                      2137.28
                      2164.68
                      2220.86
                      2398.41
                      2674.83
                      2407.58
                      2581.36
                      2331.25
                      2423.74
                      2531.99
           1998       2676.03
                      2878.04
                      3153.32
                      3120.94
                      3357.77
                      3406.82
                      3480.63
                      2978.12
                      2670.97
                      2887.11
                      3179.09
                      3342.32
           1999       3547.15
                      3484.24
                      3559.86
                      3757.87
                      3629.46
                      3788.66
                      3638.62
                      3769.14
                      3669.71
                      3922.91
                      4314.38
                      4904.46
           2000       4684.48
                      5182.62
                      5249.55
                      5303.95
                      5200.89
                      5145.35
                       5122.8
                      5175.12
                      4915.18
                      5057.46
                      4790.08
                      4772.39
           2001        4779.9
                      4318.88
                         4185
                      4525.01
                      4426.24
                      4243.91
                      4091.38
                      3743.97
                      3296.66
                      3478.63
                      3658.27
                      3806.13
           2002       3670.26
                      3624.74
                      3784.05
                      3574.23
                      3425.79
                      3133.39
                      2685.79
                      2709.29
                      2204.39
                      2518.99
                      2656.85
                      2386.41
           2003       2248.17
                      2140.73
                      2036.86
                      2324.23
                      2330.06
                      2419.51
                      2519.79
                      2556.71
                      2395.87
                      2575.04
                      2630.47
                      2760.66
           2004       2839.13
                      2893.18
                      2787.49
                      2787.48
                      2736.83
                      2811.08
                      2720.05
                      2670.79
                       2726.3
                      2811.72
                      2876.39
                      2951.24
           2005       2984.59
                      3058.32
                      3055.73
                       2930.1
                       3076.7
                      3181.54
                      3326.51
                      3263.78
                      3428.51
                      3320.15
                      3447.07
                      3578.93
                      3691.41
                      3774.51
                      3827.93

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the DJ EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the DJ EURO STOXX Index in connection with the issuance of certain securities, including the Notes.

"Dow Jones EURO STOXX 50(SM)" is a service mark of the DJ EURO STOXX Index Sponsor. The DJ EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the DJ EURO STOXX Index and its service marks for use in connection with the Notes.

The DJ EURO STOXX Index Sponsor does NOT:

> Sponsor, endorse, sell or promote the Notes.

> Recommend that any person invest in the Notes or any other financial products.

THE INDICES
--------------------------------------------------------------------------------

> Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

> Have any responsibility or liability for the administration, management or marketing of the Notes.

> Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the DJ EURO STOXX Index or have any obligation to do so.

The DJ EURO STOXX Index Sponsor will not have any liability in connection with the Notes. Specifically, the DJ EURO STOXX Index Sponsor does not make any warranty, express or implied, and the DJ EURO STOXX Index Sponsor disclaims any warranty about:

> the results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the DJ EURO STOXX Index and the data included in the DJ EURO STOXX Index;

>    the accuracy or completeness of the DJ EURO STOXX Index or its data;

> the merchantability and the fitness for a particular purpose or use of the DJ EURO STOXX Index or its data;

> the DJ EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the DJ EURO STOXX Index or its data; and

> under no circumstances will the DJ EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the DJ EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the DJ EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

THE FTSE(TM) 100 INDEX

We have derived all information regarding the FTSE(TM) 100 Index (the "FTSE 100 Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, FTSE International Limited ("FTSE" also, the "FTSE 100 Index Sponsor"). The FTSE 100 Index Sponsor has copyright and all other rights to the FTSE 100 Index. The FTSE 100 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the FTSE 100 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The FTSE 100 Index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is a capitalization-weighted index and consists of the 100 most highly capitalized companies traded on the London Stock Exchange (the "Exchange"). To qualify, companies must have a full listing on the Exchange with a Sterling or Euro denominated price on SETS, subject to eligibility screens. The FTSE Europe/Middle East/Africa Regional ("EMEA") Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE 100 Index. A constant number of constituents are maintained for the FTSE 100 Index. For the purposes of computing the FTSE 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. However, if a corporate action is applied to a FTSE 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in

THE INDICES
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the number of shares in issue add up to 10% or more, or when an accumulated share change represents US$2 billion of a company's total market capitalization, such changes are implemented between quarters. A minimum of 4 days notice is given to users of the FTSE 100 Index. WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars. The US$2 billion threshold may be adjusted annually in December by the FTSE Equity Indices Committee, and such adjustment would be applied for the first time at the next review in March of the following year.

The FTSE 100 Index is calculated in real-time and published every 15 seconds during the FTSE 100 Index opening hours, using real time prices. The FTSE 100 Index Return is calculated based on the closing levels of the FTSE 100 Index, as reported by Bloomberg L.P. under ticker symbol "UKX."

STOCKS INCLUDED IN THE FTSE 100 INDEX

According to publicly available information on March 27, 2006, securities comprising the FTSE 100 Index (the FTSE 100 Index Constituent Stocks) consist of the companies listed below. The weighting of each of the FTSE 100 Index Constituent Stocks within the FTSE 100 Index is also provided.

NAME                                                  SECTOR                                           WEIGHT
-----------                                           --------                                        ---------
BP PLC                                                Energy                                            9.13%
HSBC Holdings PLC                                     Financial                                         7.27%
GlaxoSmithKline PLC                                   Consumer, Non-cyclical                            6.02%
Vodafone Group PLC                                    Communications                                    5.13%
Royal Dutch Shell PLC                                 Energy                                            4.66%
Royal Bank of Scotland Group PLC                      Financial                                         3.95%
Royal Dutch Shell PLC                                 Energy                                            3.43%
AstraZeneca PLC                                       Consumer, Non-cyclical                            3.11%
Barclays PLC                                          Financial                                         2.94%
HBOS PLC                                              Financial                                         2.51%
Anglo American PLC                                    Basic Materials                                   2.15%
Lloyds TSB Group PLC                                  Financial                                         2.11%
Rio Tinto PLC                                         Basic Materials                                   2.03%
Tesco PLC                                             Consumer, Non-cyclical                            1.80%
Diageo PLC                                            Consumer, Non-cyclical                            1.75%
BG Group PLC                                          Energy                                            1.70%
BHP Billiton PLC                                      Basic Materials                                   1.69%
British American Tobacco PLC                          Consumer, Non-cyclical                            1.50%
Standard Chartered PLC                                Financial                                         1.35%
Aviva PLC                                             Financial                                         1.34%
BT Group PLC                                          Communications                                    1.31%
Unilever PLC                                          Consumer, Non-cyclical                            1.14%
Prudential PLC                                        Financial                                         1.10%
National Grid PLC                                     Utilities                                         1.07%
Reckitt Benckiser PLC                                 Consumer, Non-cyclical                            0.98%
BAE Systems PLC                                       Industrial                                        0.90%
SABMiller PLC                                         Consumer, Non-cyclical                            0.84%
Imperial Tobacco Group PLC                            Consumer, Non-cyclical                            0.82%
Cadbury Schweppes PLC                                 Consumer, Non-cyclical                            0.81%
Scottish Power PLC                                    Utilities                                         0.74%
Old Mutual PLC                                        Financial                                         0.73%
Centrica PLC                                          Utilities                                         0.71%
Scottish & Southern Energy PLC                        Utilities                                         0.66%
GUS PLC                                               Consumer, Cyclical                                0.66%
Marks & Spencer Group PLC                             Consumer, Cyclical                                0.63%
Legal & General Group PLC                             Financial                                         0.63%

THE INDICES
--------------------------------------------------------------------------------


NAME                                                  SECTOR                                           WEIGHT
-----------                                           --------                                        ---------
Land Securities Group PLC                             Financial                                         0.61%
BAA PLC                                               Industrial                                        0.61%
WPP Group PLC                                         Communications                                    0.59%
Xstrata PLC                                           Basic Materials                                   0.59%
Wolseley PLC                                          Consumer, Cyclical                                0.58%
Rolls-Royce Group PLC                                 Industrial                                        0.54%
BOC Group PLC                                         Basic Materials                                   0.53%
British Sky Broadcasting PLC                          Communications                                    0.51%
Man Group Plc                                         Financial                                         0.49%
Reed Elsevier PLC                                     Communications                                    0.48%
British Land Co PLC                                   Financial                                         0.43%
Pearson PLC                                           Communications                                    0.43%
Ladbrokes PLC                                         Consumer, Cyclical                                0.42%
Carnival PLC                                          Consumer, Cyclical                                0.41%
United Utilities PLC                                  Utilities                                         0.41%
Kingfisher PLC                                        Consumer, Cyclical                                0.39%
Hanson PLC                                            Industrial                                        0.38%
Smiths Group PLC                                      Industrial                                        0.38%
Gallaher Group PLC                                    Consumer, Non-cyclical                            0.37%
Reuters Group PLC                                     Communications                                    0.37%
ITV PLC                                               Communications                                    0.36%
3i Group PLC                                          Financial                                         0.36%
Alliance & Leicester PLC                              Financial                                         0.35%
WM Morrison Supermarkets PLC                          Consumer, Non-cyclical                            0.35%
Compass Group PLC                                     Consumer, Cyclical                                0.35%
Smith & Nephew PLC                                    Consumer, Non-cyclical                            0.34%
Scottish & Newcastle PLC                              Consumer, Non-cyclical                            0.33%
Northern Rock PLC                                     Financial                                         0.33%
Amvescap PLC                                          Financial                                         0.31%
Friends Provident PLC                                 Financial                                         0.30%
Shire PLC                                             Consumer, Non-cyclical                            0.30%
International Power PLC                               Utilities                                         0.29%
Imperial Chemical Industries PLC                      Basic Materials                                   0.29%
J Sainsbury PLC                                       Consumer, Non-cyclical                            0.28%
Next PLC                                              Consumer, Cyclical                                0.28%
Royal & Sun Alliance Insurance Group                  Financial                                         0.28%
British Airways PLC                                   Consumer, Cyclical                                0.27%
Corus Group PLC                                       Basic Materials                                   0.27%
Severn Trent PLC                                      Utilities                                         0.27%
Liberty International PLC                             Financial                                         0.27%
Persimmon PLC                                         Consumer, Cyclical                                0.27%
Intercontinental Hotels Group PLC                     Consumer, Cyclical                                0.27%
Yell Group PLC                                        Communications                                    0.26%
British Energy Group PLC                              Utilities                                         0.24%
Hammerson Plc                                         Financial                                         0.24%
Sage Group PLC                                        Technology                                        0.24%
Boots Group PLC                                       Consumer, Cyclical                                0.24%
Cairn Energy Plc                                      Energy                                            0.23%
DSG International PLC                                 Consumer, Cyclical                                0.23%
Associated British Foods PLC                          Consumer, Non-cyclical                            0.23%
Johnson Matthey PLC                                   Basic Materials                                   0.21%
Enterprise Inns Plc                                   Consumer, Cyclical                                0.21%
Rexam PLC                                             Industrial                                        0.21%
Brambles Industries PLC                               Consumer, Non-cyclical                            0.20%

THE INDICES
--------------------------------------------------------------------------------

NAME                                                  SECTOR                                           WEIGHT
-----------                                           --------                                        ---------
Kelda Group Plc                                       Utilities                                         0.20%
Capita Group PLC                                      Consumer, Non-cyclical                            0.20%
Rentokil Initial PLC                                  Consumer, Non-cyclical                            0.20%
Tate & Lyle PLC                                       Consumer, Non-cyclical                            0.19%
Cable & Wireless PLC                                  Communications                                    0.17%
Alliance Unichem PLC                                  Consumer, Non-cyclical                            0.17%
Schroders PLC                                         Financial                                         0.14%
Daily Mail & General Trust                            Communications                                    0.13%
Kazakhmys PLC                                         Basic Materials                                   0.12%
Antofagasta PLC                                       Basic Materials                                   0.11%
PartyGaming PLC                                       Consumer, Cyclical                                0.10%
Schroders PLC                                         Financial                                         0.06%

THE LONDON STOCK EXCHANGE

The London Stock Exchange (the "Exchange"), one of the world's leading stock exchanges, organizes, operates and regulates key aspects of the United Kingdom's capital market. All securities listed in the FTSE 100 Index must be listed on the Exchange. The Exchange is subject to the law of the United Kingdom, which stipulates the concept of self-regulation and compliance with international standards. The Exchange has two primary markets - the Main Market and AIM. More than 300 firms worldwide trade as members of the Exchange.

HISTORICAL CLOSING LEVELS OF THE FTSE 100 INDEX

Since its inception, the FTSE 100 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the FTSE 100 Index during any period shown below is not an indication that the value of the FTSE 100 Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the FTSE 100 Index do not give any indication of the future performance of the FTSE 100 Index. UBS cannot make any assurance that the future performance of the FTSE 100 Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the FTSE 100 Index as of March 27, 2006 was 5,972.2.

THE INDICES

The following graph sets forth the historical performance of the FTSE 100 Index from January 30, 1987, through March 27, 2006.

[THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE]


           1987        1808.3
                       1979.2
                       1997.5
                       2050.5
                         2203
                       2284.1
                       2360.9
                       2249.7
                         2366
                       1749.8
                       1579.9
                       1712.7
                       1790.8
                       1768.8
                       1742.5
                       1802.2
                       1784.4
                       1857.6
                       1853.6
                       1753.6
                       1826.5
                       1852.4
                       1792.4
                       1793.4
           1989        2052.1
                       2002.4
                         2075
                       2118.3
                       2114.4
                         2151
                         2297
                       2387.9
                       2299.3
                       2142.6
                       2276.8
                       2422.7
                       2337.3
                       2255.4
                       2247.9
                       2103.4
                       2345.2
                       2374.7
                       2326.2
                       2162.8
                       1990.3
                       2050.3
                       2149.3
                       2143.4
           1991        2170.1
                       2380.8
                       2456.6
                       2486.3
                       2499.5
                       2414.7
                       2588.7
                       2645.7
                       2621.7
                         2566
                       2420.2
                       2493.1
                       2571.2
                       2562.1
                       2440.1
                       2654.1
                       2707.6
                       2521.2
                       2399.6
                       2312.6
                         2553
                       2658.3
                       2778.8
                       2846.5
           1993        2807.2
                         2868
                       2878.7
                       2813.1
                       2840.7
                         2900
                       2926.5
                         3100
                       3037.5
                         3171
                       3166.9
                       3418.4
                       3491.8
                       3328.1
                       3086.4
                       3125.3
                       2970.5
                       2919.2
                       3082.6
                       3251.3
                       3026.3
                       3097.4
                       3081.4
                       3065.5
           1995        2991.6
                       3009.3
                       3137.9
                       3216.7
                       3319.4
                       3314.6
                       3463.3
                       3477.8
                       3508.2
                       3529.1
                       3664.3
                       3689.3
                       3759.3
                       3727.6
                       3699.7
                       3817.9
                       3747.8
                         3711
                       3703.2
                       3867.6
                       3953.7
                       3979.1
                         4058
                       4118.5
           1997        4275.8
                       4308.3
                       4312.9
                         4436
                       4621.3
                       4604.6
                       4907.5
                       4817.5
                       5244.2
                       4842.3
                       4831.8
                       5135.5
                       5458.5
                       5767.3
                       5932.2
                       5928.3
                       5870.7
                       5832.5
                         5837
                       5249.4
                       5064.4
                       5438.4
                       5743.9
                       5882.6
           1999          5896
                       6175.1
                       6295.3
                       6552.2
                       6226.2
                       6318.5
                       6231.9
                       6246.4
                       6029.8
                       6255.7
                       6597.2
                       6930.2
                       6268.5
                       6232.6
                       6540.2
                       6327.4
                       6359.3
                       6312.7
                       6365.3
                       6672.7
                       6294.2
                       6438.4
                       6142.2
                       6222.5
           2001        6297.5
                       5917.9
                       5633.7
                       5966.9
                       5796.1
                       5642.5
                       5529.1
                         5345
                       4903.4
                       5039.7
                       5203.6
                       5217.4
                       5164.8
                         5101
                       5271.8
                       5165.6
                       5085.1
                       4656.4
                       4246.2
                       4227.3
                       3721.8
                       4039.7
                       4169.4
                       3940.4
           2003        3567.4
                       3655.6
                       3613.3
                         3926
                       4048.1
                       4031.2
                         4157
                       4161.1
                       4091.3
                       4287.6
                       4342.6
                       4476.9
                       4390.7
                       4492.2
                       4385.7
                       4489.7
                       4430.7
                       4464.1
                       4413.1
                       4459.3
                       4570.8
                       4624.2
                       4703.2
                       4814.3
           2005        4852.3
                       4968.5
                       4894.4
                       4801.7
                         4964
                       5113.2
                       5282.3
                       5296.9
                       5477.7
                       5317.3
                       5423.2
                       5618.8
                       5760.3
                       5791.5
                       5972.2

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with FTSE, which allows us and our affiliates, in exchange for a fee, to use the FTSE 100 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with FTSE; the only relationship between FTSE and us is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index. All rights to the FTSE 100 Index are owned by FTSE, the publisher of the FTSE 100 Index.

The Notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited ("FTSE") or by the London Stock Exchange Plc (the "Exchange") or by The Financial Times Limited ("FT") and neither FTSE nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE(TM) 100 Index (the "Index") and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. However, neither FTSE nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE nor Exchange nor FT shall be under any obligation to advise any person of any error therein. "FTSE(TM)", "FTSE(R)", "FT-SE(R)", and "Footsie(R)" are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited ("FTSE") under license. "All-World", "All-Share" and "All-Small" are trade marks of FTSE International Limited.

--------------------------------------------------------------------------------

Valuation of the Notes


AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Notes equal to the GREATER of:

      (i) $10

      OR

      (ii) $10 + ($10 x (Participation Rate x Basket Return)).

The "Basket Return" will be calculated as follows:

                         Basket Ending Level - Basket Starting Level
                         -------------------------------------------
      Basket Return  =              Basket Starting Level

The "Basket Starting Level" will equal 100.

The "Basket Ending Level" will be calculated as follows:

             100 x (1+ (65% of the DJ STOXX EURO Index Return + 35%
                         of the FTSE 100 Index Return))

Participation in any appreciation in the level of the Basket is equal to 100% of the Basket Return. For further information concerning the calculation of the payment at maturity, see "Specific Terms of the Notes--Payment at Maturity" on page S-22.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-7 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

Specific Terms of the Notes


In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The Notes are linked to the performance of a basket (the "Basket"), which is comprised of two equity indices (each a "Basket Index") weighted as follows:

                  BASKET INDICES                                   WEIGHTS
                  --------------------------------------------------------
                  Dow Jones EURO STOXX 50(SM) Index ("DJ
                  EURO STOXX Index") ..............................  65%
                  FTSE(TM) 100 Index ("FTSE 100 Index") ...........  35%

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATIONS

Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in intervals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT AT MATURITY

At maturity, the cash payment per $10 principal amount of the Notes will be equal to the GREATER of:

      (i) $10

          OR

      (ii) $10 + ($10 x (Participation Rate x Basket Return)).

The "Participation Rate" will equal 100% of any appreciation in the Basket over the term of the Notes. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "Basket Return," which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

                               Basket Ending Level - Basket Starting Level
             Basket Return =   -------------------------------------------
                                         Basket Starting Level

where the "Basket Starting Level" equals 100 and the "Basket Ending Level" will be calculated as follows:

               100 x (1+ (65% of the DJ EURO STOXX Index Return
                      + 35% of the FTSE 100 Index Return))

The "DJ EURO STOXX Index Return" is calculated based on the closing level of the DJ EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

DJ EURO STOXX Index Return = DJ EURO STOXX Index Ending Level - DJ EURO STOXX
                                        Index Starting Level
                             --------------------------------------------------
                                     DJ EURO STOXX Index Starting Level

where the DJ EURO STOXX Index Starting Level is 3,827.93 and the DJ EURO STOXX Index Ending Level will be the closing level of the DJ EURO STOXX Index on the final valuation date.

The "FTSE 100 Index Return" is calculated based on the closing level of the FTSE 100 Index on the trade date relative to the final valuation date and is calculated as follows:

           FTSE 100 Index Return = FTSE 100 Index Ending Level - FTSE 100 Index
                                                  Starting Level
                                   ---------------------------------------------
                                           FTSE 100 Index Starting Level

where the FTSE 100 Index Starting Level is 5,972.2 and the FTSE 100 Index Ending Level will be the closing level of the FTSE 100 Index on the final valuation date.

MATURITY DATE

The maturity date will be December 31, 2010, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be December 23, 2010, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or more of the Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Basket Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a Basket Index or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves such substitute index as a successor index, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more of the Basket Indices are discontinued and that there is no successor index on any date when the level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the securities included in the Basket Indices or the method of calculating a Basket Index have changed at any time in any respect that causes the Basket Index not to fairly represent the level of the Basket Index had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Basket Ending Level, the amount payable at maturity or otherwise relating to the level of the Basket Indices may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Basket Starting Level, the Basket Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

Use of Proceeds and Hedging


We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more of the Basket Indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on Basket Constituent Stocks or one or more of the Basket Indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Basket Constituent
     Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Basket Index or the value of the Basket Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>    any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Basket Constituent Stocks, listed or over-the-counter options or futures on Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of the equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-7 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------

Capitalization of UBS


The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF DECEMBER 31, 2005 (UNAUDITED)                       CHF          USD
-----------------------------------------------------------------------------
                                                            (IN MILLIONS)
Debt
Debt issued(1) ......................................   270,434        205,663
                                                        -------        -------
Total Debt ..........................................   270,434        205,663
Minority Interest(2) ................................     7,619          5,794
Shareholders' Equity ................................    44,324         33,708
                                                        -------        -------
Total capitalization ................................   322,377        245,165
                                                        =======        =======


------------

(1) INCLUDES MONEY MARKET PAPER AND MEDIUM-TERM NOTES AS PER BALANCE SHEET POSITION BASED ON THE REMAINING MATURITIES.
(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76049.

--------------------------------------------------------------------------------

Supplemental Tax Considerations


THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of Sullivan & Cromwell LLP, the Notes will be treated as a debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We have determined the comparable yield for the Notes is equal to $5.15 per annum, compounded semiannually, with a projected payment at maturity of $12.74 based on an investment of $10. Based upon this comparable yield, if you are an initial holder that holds a Note until maturity and you pay your taxes on a calendar year basis, you would generally be required to pay taxes on the following amounts of ordinary income from the Note each year: $0.39 in 2006, $0.54 in 2007, $0.58 in 2008, $0.60 in 2009 and $0.63 in 2010. However, if the
amount you receive at maturity is greater than $12.74, you would be required to make a positive adjustment and increase the amount of ordinary income that you recognize in 2010 by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less than $12.74, you would be required to make a negative adjustment and decrease the amount of ordinary income that you recognize in 2010 by an amount that is equal to such difference. If the amount you receive at maturity is less than $12.11, then you would recognize a net ordinary loss in 2010 in an amount equal to such difference.

YOU ARE REQUIRED TO USE THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE SET FORTH ABOVE IN DETERMINING YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, UNLESS YOU TIMELY DISCLOSE AND JUSTIFY ON YOUR FEDERAL INCOME TAX RETURN THE USE OF A DIFFERENT COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.

THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED TO YOU FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, AND WE MAKE NO REPRESENTATIONS REGARDING THE AMOUNT OF CONTINGENT PAYMENTS WITH RESPECT TO THE NOTES.

If you purchase the Notes for an amount that differs from the Notes' adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment

SUPPLEMENTAL TAX CONSIDERATIONS
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schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of the Notes will equal the Notes' original issue price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If you purchase the Notes for an amount that is less than the adjusted issue price of the Notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the Notes for an amount that is greater than the adjusted issue price of the Notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes) and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your Notes under the rules set forth above.

Any gain you recognize upon the sale or maturity of the Notes will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss. You will generally only be able to use such ordinary loss to offset your income in the taxable year in which you recognize the ordinary loss and will generally not be able to carry such ordinary loss forward or back to offset income in other taxable years. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND
TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

SUPPLEMENTAL TAX CONSIDERATIONS
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GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold the Notes as your private property, you should consult with your own tax advisor. Your interest in the Notes will be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you will be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you will be taxed upon the difference between the sale proceeds and your initially invested amount.

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ERISA Considerations


We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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Supplemental Plan of Distribution


UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 2.70% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS


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PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ......................    S-1
Risk Factors .......................................    S-7
The Indices ........................................   S-13
Valuation of the Notes .............................   S-21
Specific Terms of the Notes ........................   S-22
Use of Proceeds and Hedging ........................   S-28
Capitalization of UBS ..............................   S-29
Supplemental Tax Considerations ....................   S-30
ERISA Considerations ...............................   S-33
Supplemental Plan of Distribution ..................   S-34

PROSPECTUS

Introduction .......................................    3
Cautionary Note Regarding Forward-
  Looking Information ..............................    5
Incorporation of Information About
  UBS AG ...........................................    7
Where You Can Find More Information ................    7
Presentation of Financial Information ..............    8
Limitations on Enforcement of U.S. .................
  Laws Against UBS AG, Its
  Management and Others ............................    9
Capitalization of UBS ..............................    9
UBS ................................................   10
Use of Proceeds ....................................   12
Description of Debt Securities We May
  Offer ............................................   13
Description of Warrants We May Offer ...............   35
Legal Ownership and Book-Entry
  Issuance .........................................   52
Considerations Relating to Indexed
  Securities .......................................   57
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency .......................   60
U.S. Tax Considerations ............................   63
Tax Considerations Under the Laws of
  Switzerland ......................................   74
ERISA Considerations ...............................   76
Plan of Distribution ...............................   77
Validity of the Securities .........................   80
Experts ............................................   80



[UBS LOGO]

Principal
Protected
Notes


UBS AG $14,500,000 NOTES
LINKED TO AN INDEX BASKET
DUE DECEMBER 31, 2010






PROSPECTUS SUPPLEMENT


MARCH 27, 2006
(TO PROSPECTUS DATED FEBRUARY 27, 2003)












UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.